EVERSOURCE ENERGY

Eversource Energy

Investor Call

July 31, 2015

EVERSOURCE ENERGY

Safe Harbor

All per share amounts in this presentation are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities allocated to such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole. EPS by business is a non-GAAP (not determined using generally accepted accounting principles) measure that is calculated by dividing the net income or loss attributable to controlling interests of each business by the weighted average diluted Eversource Energy parent common shares outstanding for the period. In addition, second quarter and first half 2015 and 2014 earnings and EPS exclude certain integration costs that are non-GAAP financial measures. Management uses these non-GAAP financial measures to evaluate earnings results and to provide details of earnings results by business and to more fully compare and explain our second quarter and first half 2015 and 2014 results without including the impact of the non-recurring integration costs. Management believes that this measurement is useful to investors to evaluate the actual and projected financial performance and contribution of Eversource Energy's businesses. Non-GAAP financial measures should not be considered as alternatives to Eversource Energy consolidated net income attributable to controlling interests or EPS determined in accordance with GAAP as indicators of Eversource Energy's operating performance.

This presentation includes statements concerning Eversource Energy's expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, readers can identify these forward-looking statements through the use of words or phrases such as "estimate, "expect," "anticipate," "intend," "plan," "project," "believe," "forecast," "should," "could," and other similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements. Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, cyber breaches, acts of war or terrorism, or grid disturbances; actions or inaction of local, state and federal regulatory, public policy, and taxing bodies; changes in business and economic conditions, including their impact on interest rates, bad debt expense and demand for Eversource Energy's products and services, which could include disruptive technology related to our current or future business model; fluctuations in weather patterns; changes in laws, regulations or regulatory policy; changes in levels or timing of capital expenditures; disruptions in the capital markets or other events that make Eversource Energy's access to necessary capital more difficult or costly; developments in legal or public policy doctrines; technological developments; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors. Other risk factors are detailed from time to time in the company's reports filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which such statement is made, and Eversource Energy undertakes no obligation to update the information contained in any forward-looking statements to reflect developments or circumstances occurring after the statement is made or to reflect the occurrence of unanticipated events.

Agenda

	**Jim Judge** *Executive Vice President & Chief Financial Officer*	▪ Q2 2015 Performance ▪ Regulatory and Capital Investment Update
	**Lee Olivier** *EVP Enterprise Strategy & Business Development*	▪ New England Market Update ▪ Northern Pass ▪ Access Northeast

EVERSOURCE ENERGY

Jim Judge

Executive Vice President &
Chief Financial Officer

Earnings Per Share By Business Units 2015 vs. 2014

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EPS	Q2 2015	Q2 2014	First Half 2015	First Half 2014
Electric Distribution	$0.38	$0.26	$0.80	$0.62
Electric Transmission	$0.25	$0.14	$0.46	$0.37
Natural Gas Distribution	$0.02	$0.01	$0.19	$0.17
Parent & Other	$0.01	$0.01	$0.02	$0.02
Recurring EPS	$0.66	$0.42	$1.47	$1.18
	Up $0.24		Up $0.29	
Integration Costs	($0.01)	($0.02)	($0.02)	($0.03)
Reported EPS (GAAP)	$0.65	$0.40	$1.45	$1.15

Key Drivers in Improved Q2 Results

2014	Results	
	GAAP EPS	**$0.40**
	Integration Costs	**$0.02**
	EPS Excluding Integration Costs	**$0.42**
2015	**Changes**	
	Absence of 2014 FERC charge	$0.10
	Higher transmission rate base	$0.01
	Higher Retail Electric Revenues	$0.10
	Lower Non-Tracked O&M	$0.06
	Higher Depreciation, Amortization, Property Taxes	($0.06)
	Other	$0.03
	EPS Excluding Integration Costs	**$0.66**
	Integration Costs	($0.01)
	GAAP EPS	**$0.65**

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NHPUC Now Reviewing Formal Settlement Agreement to Divest PSNH Generation

- Nearly 1,200 MW of coal, oil, hydro, biomass
- Parties to settlement agreement include Eversource, NHPUC staff, two state senators, Governor's Energy Office, Consumer Advocate
- NHPUC must approve settlement agreement before sale process begins
- Legislation to permit securitization of stranded costs signed on 7/9/15
- Sale expected to close by end of 2016 with securitization in early 2017
- PSNH to forego $25 million of equity return not yet recognized on scrubber
- Eversource shareholders to fund $5 million clean energy initiative
- PSNH to forego distribution rate case until at least mid-2017
- Various conditions for plant sale
  - Honor collective bargaining agreement
  - All plants in service for at least 18 months after purchase
  - Tax stabilization payments to host towns for up to 3 years

Regulatory Update

CL&P

- Settlement of ADIT issues approved by PURA on 7/2/15
- Incremental $18 million/year of revenues retroactive to 12/1/14
- Customer billings deferred until 12/1/15

MA GAS

- HOPCO LNG cost recovery (approved)
- Accelerated legacy pipe replacement (approved)
- NSTAR Gas proposed $23 million base rate increase effective 1/1/16 (ongoing)
  - Hearings concluded in June
  - Decision expected in Q4 2015
  - Proposed ROE of 10.25% (earned 7.36% in 2014)

New England Transmission

- DC Circuit appeal of FERC decision on first complaint (10.57% base ROE; 11.74% high end)
- Hearings ended 7/3/15 on second and third complaints
- NETOs seeking to maintain ROE methodology allowed in first complaint
- ALJ ruling due by year-end 2015
- FERC decision expected in third quarter 2016

Progress on Major CT, NH Transmission Reliability Projects

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Interstate Reliability Project

- Joint project with National Grid
- Construction began in March 2014
- 97% complete as of June 30, 2015
- 29 miles from Lebanon – Killingly, CT energized in June. Remaining 8 miles in CT to be energized later this year
- Project is on target to achieve its projected investment of $218 million

Merrimack Valley Reliability Project

- Related to Greater Boston Solutions
- Filed siting application with NHSEC on July 21
- 18 miles in NH (10 for Eversource, 8 for National Grid)
- Eversource section to cost approximately $37 million



Greater Hartford Central Connecticut Reliability Project (GHCC)

- 5 sets of projects for Greater Hartford, Manchester, Southington, Middletown and NW CT
- First two substation projects approved construction commencement this summer
- Projected completion: 2018
- Total projected investment: $350 million

Seacoast Reliability Project

- 13 miles from Madbury, NH to Portsmouth, NH
- Combination overhead, underground, submarine
- Open houses held
- $70 million cost estimate under review as we address town concerns

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Lee Olivier

EVP Enterprise Energy Strategy & Business Development

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NPT - Overview

- 1,200 MW of clean energy
- $1.4 billion HVDC line, terminal and AC facilities
- Approximately 187 miles of new transmission using HVDC technology with AC/DC converters in Quebec and NH
- I.3.9 approval was granted by ISO-NE on 12/31/2013
- DOE draft EIS issued July 21, 2015
- Expected to provide significant benefits to the region:
  1. Energy and capacity value through reduced wholesale market prices – more than $300 million per year for New England
  2. Environmental value through carbon emissions reductions – annual reduction of 3 - 5 million tons of CO_2
  3. Economic value through construction jobs and new tax base – 1,200 jobs and $28 million in annual property tax payments
  4. Reduces growing dependence on natural gas generation


New Proposed Route — Existing Transmission Rights-of-Way (Distance - 147 miles)
New Proposed Route — New Rights-of-Way and underground section (Distance - 40 miles*)
Deerfield Substation
Proposed Converter Station
Concord Airport
*New North Country Route also includes two underground sections: 2300 feet and 7.5 miles and 12 additional miles of existing PSNH Rights-of-Way
Pittsburg
Clarksville
Stewartstown
Dixville
Millsfield
Dummer
Stark
Northumberland
Lancaster
Dalton
Whitefield
Bethlehem
Sugar Hill
Easton
Lincoln
Woodstock
Thornton
Campton
Holderness
Ashland
Bridgewater
Bristol
New Hampton
Hill
Franklin
Northfield
Canterbury
Concord
Pembroke
Allenstown
Deerfield

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Northern Pass Timeline

July 21, 2015
Dept. of Energy Issued Draft Environmental Impact Statement (EIS)

Early to Mid Fall 2015
Northern Pass Files Application with New Hampshire SEC

Late 2015
NHSEC Accepts Application Within 60 days of Filing

State Review Process Begins

Late 2016
Permits Received

Construction Begins

First Half 2019
In-Service Date

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New England States Addressing Energy Issues

	Three-state Clean Energy RFP
CT	• Solicitation for clean energy and transmission • Procurement authority includes: - PA 13-303 – 1,375,000 mwh annually - PA 15-107 – 2,750,000 mwh annually • CT PURA approval of the RFP is not required
MA	• Solicitation for clean energy and transmission • Procurement authority includes: - Section 83a – 800,000 mwh annually • DPU reviewing RFP (Docket 15-84)
RI	• Solicitation for transmission to enable clean energy • PUC reviewing RFP (Docket 4570)

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New England States Addressing Energy Issues

	Electric Distribution Co. (EDC) Purchase of Natural Gas Pipeline Capacity
CT	Public Act 15-107 enacted June 22, 2015; RFPs under development; allows for procurement of up to 375 mmcf/day of gas infrastructure
MA	DPU opened investigation in April (15-37: Investigation into the means by which new natural gas delivery capacity may be added to the New England Market); stakeholder comments submitted June and July; decision expected in Q315
NH	PUC opened docket in April (IR 15-124: “Investigation into Potential Approaches to Ameliorate Adverse Wholesale Electricity Market Conditions in New Hampshire”); stakeholder comments submitted in June; staff report due September
ME	Conducted RFP in 2014; consultant analysis of proposals issued in July. Maine PUC to hold technical conference in early September
RI	2013 Energy Security Act allows RI EDCs to pursue contracts
VT	TBD